EXHIBIT 3.1

    DEAN HELLER                  STATE OF NEVADA            CHARLES E. MOORE
Secretary of State              [GRAPHIC OMITTED]      Securities Administrator
                                  OFFICE OF THE
  RENEE L. PARKER              SECRETARY OF STATE          SCOTT W. ANDERSON
   Chief Deputy                                            Deputy Secretary
Secretary of State                                     for Commercial Recordings

 PAMELA A. RUCKEL                                             ELLICK HSU
 Deputy Secretary                                          Deputy Secretary
for Southern Nevada                                         for Elections


                             FILING ACKNOWLEDGEMENT
                                                                    May 19, 2005

JOB NUMBER                          CORPORATION NUMBER
C20050519-1016                      C1420-2000

FILING DESCRIPTION                  DOCUMENT FILING
                                    NUMBER             DATE/TIME OF FILING
Amended and Restated Articles       20050185717-97     May 19, 2005  10:05:49 AM

CORPORATION NAME                    RESIDENT AGENT

INHIBITON THERAPEUTICS, INC.        CORPORATE ADVISORY SERVICE, INC.





The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                                     Respectfully,



                                     /s/ Dean Heller
                                     ---------------------------------
                                     DEAN HELLER
                                     Secretary of State


                         COMMERCIAL RECORDING DIVISION
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138
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[GRAPHIC  DEAN HELLER                                     Entity #
OMITTED]  Secretary of State                              C1420-2000
          204 North Carson Street, Suite 1                Document Number:
          Carson City, Nevada 89701-4299                  20050185817-97
          (775) 684-5708
          Website: secretaryofstate.biz

------------------------------- --------------------------------------------
                               \        Date Filed:
    Certificate to Accompany   \        5/19/2005 10:05:49 AM
       Restated Articles       \        In the office of
       (PURSUANT TO NRS)       \        /s/ Dean Heller
                               \        Dean Heller
                               \        Secretary of State
------------------------------- --------------------------------------------
Important: Read attached instructions before completing form.
                                             ABOVE  SPACE IS FOR OFFICE USE ONLY

          THIS FORM IS TO ACCOMPANY RESTATED ARTICLES OF INCORPORATION
          ------------------------------------------------------------
           (PURSUANT TO NRS 78.403, 82.371, 86.221, 88.355 OR 88A.250)
        (THIS FORM IS ALSO TO BE USED TO ACCOMPANY RESTATED ARTICLES FOR
              LIMITED-LIABILITY COMPANIES, CERTIFICATES OF LIMITED
             PARTNERSHIP, LIMITED-LIABILITY LIMITED PARTNERSHIP AND
                                BUSINESS TRUSTS)

1. Name of NEVADA entity as last recorded in this office: Organic Soils.com, Inc.

2. The articles are being / / RESTATED or /X/ AMENDED AND RESTATED (check only one). Please entitle your attached articles "RESTATED" or
 "AMENDED AND RESTATED," accordingly.

3. Indicate what changes have been made by checking the appropriate box. *

/ / No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ___________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

/X/    The entity name has been amended.

/ /    The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

/ /    The purpose of the entity has been amended.

/X/    The authorized shares have been amended.

/ /    The directors, managers or general partners have been amended.

/ /    IRS tax language has been added.

/X/    Articles have been added.

/X/    Articles have been deleted.

/ /    Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
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* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
SUBMIT IN DUPLICATE

                         COMMERCIAL RECORDING DIVISION
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             ORGANIC SOILS.COM, INC.


         Pursuant to NRS 78.403 of the Nevada Business Corporations Act, Organic Soils.com, Inc., (the "Corporation") adopts the following Amendment and Restatement of its Articles of Incorporation by stating the following:

         FIRST:   The present name of the Corporation is ORGANIC SOILS.COM, INC.

         SECOND: The following amendment and restatement to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on March 31, 2005 in the manner prescribed by Nevada law:



                         COMMERCIAL RECORDING DIVISION
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             ORGANIC SOILS.COM, INC.

                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be:  INHIBITON THERAPEUTICS, INC.

                                   ARTICLE II
                               PERIOD OF DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                               PURPOSES AND POWERS

         The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity as provided by the laws of the State of Nevada.

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 210,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

         (a) 200,000,000 shares of common stock, $0.001 par value ("Common Stock");

         (b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which

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dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

         The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

                                    ARTICLE V
                       ACQUISITION OF CONTROLLING INTEREST

         The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                                   ARTICLE VI
                    COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

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                                   ARTICLE VII
                             LIMITATION ON LIABILITY

         A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                                  ARTICLE VIII
                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The address of the Corporation's registered office in the state of Nevada is 251 Jeanell Dr., suite 3, Carson City, NV 89703. The name of its initial resident agent in the state of Nevada is Corporate Advisory Service. Either the registered office or the resident agent may be changed in the manner provided by law.

                                   ARTICLE IX
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X
                        ADOPTION AND AMENDMENT OF BYLAWS

         The board of directors shall not adopt the original bylaws, but shall adopt other bylaws in their discretion. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   ARTICLE XI
                                    DIRECTORS

         The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than seven directors. The initial board of directors shall consist of one person as follows:

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         NAME                                ADDRESS

         Ray L. Smith                        300 East 54th Ave., Suite 202
                                             Anchorage, AK  99518

         THIRD: The number of shares of the corporation outstanding and entitled to vote at the time of the adoption of said amendment was 2,323,000.

         FOURTH: The number of shares voted for such amendment and restatement was 1,289,000 or 55.49% and the number voted against such amendment was 0 or 0%.

         DATED:  March 31, 2005

                                          ORGANIC SOILS.COM, INC.


                                          / s / Ray L. Smith

                                          Ray L. Smith, President and Secretary


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